UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

SYNUTRA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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REMINDER – YOUR VOTE IS VERY IMPORTANT

March 30, 2017

Dear Shareholder

Our record indicates that you have not yet voted your shares at the Special Meeting of Synutra International being held at 11:00 a.m., Beijing time, on April 28, 2017 to approve the merger of Synutra International, Inc. (the “Company”) with the buyer group including Mr. Liang Zhang, our Chairman and Chief Executive Officer. The terms of the merger (including information on the buyer group) are fully described in the proxy materials that were previously sent to you.

In order for you to receive US$6.05 in cash for each share that you own, we need your vote. The merger cannot be completed unless we receive the affirmative vote from (i) stockholders holding at least a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the meeting, and (ii) stockholders holding at least a majority of the issued and outstanding shares of the Company’s common stock, other than shares held by the buyer group and the Company.

If you do not vote, it will have the same effect as a vote “Against” the merger. Therefore, regardless of the number of shares you own, it is very important they be represented at the meeting.

Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement.

Time is short — vote today!

Follow the simple instructions on the enclosed proxy voting form to vote your shares by phone, Internet or by mail. Remember, your broker cannot vote your shares without your instructions and a failure to vote on the merger proposal is the same as a vote against the $6.05 per share cash merger.

If you have any questions relating to voting your shares of the common stock, please call MacKenzie Partners, the firm assisting the Company with the proxy solicitation, toll free at (800) 322-2885 (or +1-212-929-5500 call collect outside of the United States) or by email at proxy@mackenziepartners.com.

Thank you in advance for your support and for acting promptly.

Additional Information about the Merger

The Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC CONTAINING INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. Stockholders can obtain copies of the proxy statement, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, requests for additional copies of the definitive proxy statement should be directed to MacKenzie Partners, toll free at (800) 322-2885 (or +1-212-929-5500 call collect outside of the United States) or by email at proxy@mackenziepartners.com.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the definitive proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, is also set forth in the definitive proxy statement.